UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 7, 2010, Flotek Industries, Inc. (the “Company”) dismissed its independent registered public accounting firm, UHY LLP (“UHY”). The decision to dismiss UHY was approved by the Audit Committee of the Board of Directors of the Company.

UHY’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and December 31, 2008 and through July 7, 2010, there were no disagreements between the Company and UHY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to UHY’s satisfaction, would have caused UHY to make a reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided UHY with a copy of this Current Report on Form 8-K. A copy of UHY’s letter, dated July 8, 2010, stating its agreement with the above statements is attached hereto as Exhibit 16.1.

On July 8, 2010, the Company engaged Hein & Associates LLP (“Hein”) to serve as its new independent registered public accounting firm for the 2010 fiscal year. During the years ended December 31, 2009 and December 31, 2008 and through July 8, 2010, neither the Company nor anyone acting on its behalf consulted Hein with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter from UHY LLP, dated July 8, 2010, regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: July 13, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and
Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from UHY LLP, dated July 8, 2010, regarding the change in certifying accountant.